UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Separation Agreements

On March 4, 2015 (the “Distribution Date”), The Manitowoc Company, Inc. (“Manitowoc ParentCo,” “we,” “our” or “us”) completed the previously announced spin-off (the “Spin-Off”) of its wholly owned subsidiary, Manitowoc Foodservice, Inc. (“Manitowoc Foodservice”). On the Distribution Date, we distributed all of the shares of common stock of Manitowoc Foodservice, on a pro rata basis, to all of our shareholders of record as of February 22, 2016 (the “Record Date”), with each such shareholder receiving one share of common stock of Manitowoc Foodservice for each share of our common stock held by such shareholder on the Record Date (the “Distribution”). Any fractional shares of Manitowoc Foodservice common stock otherwise issuable to our shareholders were aggregated into whole shares and sold on the open market, and such fractional shareholders will receive a pro rata share of the proceeds of such sale, after deducting any taxes required to be withheld and after deducting an amount equal to all brokerage fees and other costs attributed to such sale.

On the Distribution Date, we and Manitowoc Foodservice also entered into a master separation and distribution agreement (the “Master Separation and Distribution Agreement”), a transition services agreement (the “Transition Services Agreement”), a tax matters agreement (the “Tax Matters Agreement”), an employee matters agreement (the “Employee Matters Agreement”) and an intellectual property matters agreement (the “Intellectual Property Matters Agreement,” and collectively with the foregoing agreements, the “Separation Agreements”) to (i) legally and structurally separate us from Manitowoc Foodservice, (ii) govern the relationship between us and Manitowoc Foodservice from and after the completion of the Spin-Off and (iii) allocate between us and Manitowoc Foodservice various assets, liabilities and obligations, including, among other things, employee benefits, intellectual property and tax-related assets and liabilities.

The following descriptions of the Separation Agreements are not complete, and are qualified in their entirety by reference to the Master Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Intellectual Property Matters Agreement, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Master Separation and Distribution Agreement

We entered into the Master Separation and Distribution Agreement with Manitowoc Foodservice, pursuant to which we and Manitowoc Foodservice have legally and structurally separated. The Master Separation and Distribution Agreement identifies the assets that were transferred, the liabilities that were assumed and the contracts that were assigned to each party as part of the separation. Except as expressly set forth in the Master Separation and Distribution Agreement, neither we nor Manitowoc Foodservice made any representation or warranty as to the assets, businesses or liabilities transferred or assumed in the Spin-Off, as to any consents required in connection with the transfers, as to the value of or the freedoms from any security interests of any of the assets transferred, as to the absence or presence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other asset of either party, or as to the legal sufficiency of any assignment, document or instrument to convey title to any asset or thing of value to be transferred in connection with the Spin-Off. All assets were transferred on an “as-is, where-is” basis, and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests.

Under the Master Separation and Distribution Agreement:

•	Generally, each party has assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities, and will indemnify the other party for any liability, to the extent arising out of or resulting from such assumed or retained legal matters.

•	Each party (together with its affiliates) has released and discharged the other party (and the other party’s affiliates) from all liabilities existing or arising from acts occurring or failing to occur on or before the Distribution Date, including in connection with the implementation of the separation, except as set forth in the Master Separation and Distribution Agreement. Such releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off, including the Separation Agreements.

•	We have agreed to indemnify, defend and hold harmless Manitowoc Foodservice, Manitowoc Foodservice’s affiliates and the directors, officers and employees of Manitowoc Foodservice and its affiliates from and against all liabilities relating to, arising out of or resulting from (i) our failure to pay, perform or otherwise promptly discharge any of our liabilities or (ii) any breach by us of the Master Separation and Distribution Agreement or any of the other Separation Agreements.

•	Manitowoc Foodservice has agreed to indemnify, defend and hold harmless us, our affiliates and our and our affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from (i) Manitowoc Foodservice’s failure to pay, perform or otherwise promptly discharge any of its liabilities or (ii) any breach by Manitowoc Foodservice of the Master Separation and Distribution Agreement or any of the other Separation Agreements.

•	We and Manitowoc Foodservice have allocated the rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution and established procedures for the administration of insured claims.

•	We and Manitowoc Foodservice have agreed to use commercially reasonable efforts to take all actions as the other party may reasonably request, consistent with the Separation Agreements, to effect the provisions and purposes of the Separation Agreements and the transactions contemplated therein.

•	We and Manitowoc Foodservice have agreed to procedures for the resolution of disputes that arise under the Separation Agreements related to the Spin-Off. Except as provided in the other Separation Agreements, we and Manitowoc Foodservice have agreed to attempt to resolve such disputes through good-faith discussions between our executives and Manitowoc Foodservice’s executives. If such efforts are not successful, either we or Manitowoc Foodservice may submit the dispute to nonbinding mediation or, if such nonbinding mediation is not successful, to binding alternative dispute resolution, subject to the provisions of the Master Separation and Distribution Agreement.

•	We and Manitowoc Foodservice have agreed that, under the Master Separation and Distribution Agreement, we, our affiliates and Manitowoc Foodservice and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.

•	We and Manitowoc Foodservice have allocated responsibility for the costs, fees and expenses incurred in connection with the Spin-Off. Manitowoc Foodservice is responsible for any costs, fees and expenses incurred in connection with the financing transactions that Manitowoc Foodservice undertook in connection with the Spin-Off and any other costs, fees and expenses specifically incurred by Manitowoc Foodservice prior to the Distribution, while we are responsible for all other costs, fees and expenses prior to the Distribution. Following the Distribution, each party is responsible for paying its own costs, fees and expenses.

•	We and Manitowoc Foodservice have agreed to certain other matters, including access to financial and other information, confidentiality and access to and provision of records.

Transition Services Agreement

We entered into the Transition Services Agreement with Manitowoc Foodservice, pursuant to which we and Manitowoc Foodservice will, on an interim, transitional basis, provide each other with various services. We have agreed to provide Manitowoc Foodservice with certain services related to supply chain management, information technology, sales, administrative support for certain employees, access to certain shared facilities and shared office space, finance, treasury, accounting, tax, legal, audit and payroll. Manitowoc Foodservice has agreed to provide us with certain services related to information technology and finance. Under the Transition Services Agreement, we and Manitowoc Foodservice may also provide each other with certain other mutually agreed-upon services. In each case, the company providing the services will perform the services in a manner and on a basis that is substantially similar to that during the twelve-month period immediately prior to the date of the Transition Services Agreement.

The Transition Services Agreement specifies the term during which we and Manitowoc Foodservice will provide the services described above, which terms generally begin on the Distribution Date and expire no later than December 31, 2016 (and in some cases earlier). The Transition Services Agreement also specifies when and how a company receiving services may terminate different categories of service, the cost of the services to the party receiving such services, and certain additional obligations that we and Manitowoc Foodservice have to assist in transitioning services to each other’s control.

Under the Transition Services Agreement, each party’s liability is generally limited to the aggregate amount of fees actually received for services provided under the agreement. The Transition Services Agreement also provides that we, our affiliates and Manitowoc Foodservice and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.

Tax Matters Agreement

We entered into the Tax Matters Agreement with Manitowoc Foodservice that governs each party’s respective rights, responsibilities and obligations with respect to the allocation of tax liabilities, the preparation and filing of tax returns, tax payments, the parties’ entitlements to tax refunds, the parties’ maintenance of the tax-free status of the Spin-Off, the control of audits and other tax proceedings, assistance and cooperation with respect to tax matters, the maintenance of tax-related records and other tax-related activities.

The Tax Matters Agreement also provides special rules allocating tax liabilities in the event the Spin-Off, together with certain related transactions, is not treated as tax-free. In general, under the Tax Matters Agreement, we and Manitowoc Foodservice will each be responsible for taxes that arise from the failure of the Spin-Off to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355, 368 and related provisions of the Code, to the extent that such failure to qualify is attributable to the actions, events or transactions related to each party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

Employee Matters Agreement

We entered into the Employee Matters Agreement with Manitowoc Foodservice to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each party.

The Employee Matters Agreement provides that, unless otherwise specified, we will be responsible for liabilities associated with employees who are employed by us following the Spin-Off and former employees whose last employment was with us, and Manitowoc Foodservice will be responsible for liabilities associated with employees who are employed by Manitowoc Foodservice following the Spin-Off and former employees whose last employment was with Manitowoc Foodservice.

In addition, the Employee Matters Agreement addresses the treatment of our outstanding equity-based incentive awards held by employees who will be employed by Manitowoc Foodservice in connection with the Spin-Off.

Intellectual Property Matters Agreement

We entered into the Intellectual Property Matters Agreement with Manitowoc Foodservice that confirms the ownership of our and Manitowoc Foodservice’s respective intellectual property assets, provides for licensing of certain intellectual property assets and includes consents to use certain intellectual property assets (subject to certain limitations regarding field of use or certain change-of-control events in which we or Manitowoc Foodservice are acquired by a competitor), steps to avoid any confusion in the marketplace with respect to the use of various trademarks and other arrangements of cooperation between Manitowoc Foodservice and us in implementing the terms of the Intellectual Property Matters Agreement.

Supplemental Indenture

As previously reported, on February 18, 2016, our wholly owned subsidiary MTW Cranes Escrow Corp. (the “Escrow Issuer”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, pursuant to which the Escrow Issuer issued and sold $260 million in aggregate principal amount of the Escrow Issuer’s 12.75% senior secured second lien notes due 2021 (the “Notes”). Following the issuance of the Notes, the Escrow Issuer deposited the proceeds into a segregated escrow account, to be released (the “Escrow Release”) upon the escrow agent’s receipt of an officers’ certificate from the Escrow Issuer certifying that certain conditions related to the Spin-Off had been satisfied.

On March 3, 2016, the Escrow Issuer delivered the officers’ certificate to the escrow agent certifying that all of the conditions related to the Spin-Off had been satisfied, including that we and substantially all of our restricted U.S. subsidiaries (the “Guarantors”) had entered into a first supplemental indenture (the “Supplemental Indenture”), dated March 3, 2016, to the Indenture, under which we agreed to assume the obligations of the Escrow Issuer under the Notes and the Indenture, and each of the Guarantors, jointly and severally, agreed to fully and unconditionally guarantee, on a senior secured second lien basis, our obligations under the Notes and the Indenture. As of the Escrow Release, the Notes and the related guarantees are secured by, and noteholders have a second-priority security interest in, all capital stock held by us and the Guarantors and substantially all of the other property and assets held by us and the Guarantors, except for certain specific excluded assets. Prior to our entry into the Supplemental Indenture, the Escrow Issuer merged with and into us.

Upon receipt of the officers’ certificate from the Escrow Issuer, the escrow agent released the net proceeds of the Notes to us, which we have used, together with a one-time cash dividend from Manitowoc Foodservice of approximately $1.362 billion, to (i) repay all of our outstanding $600 million aggregate principal amount of 8.500% senior notes due 2020 (the “2020 Notes”) and all of our outstanding $300 million aggregate principal amount of 5.875% senior notes due 2022 (the “2022 Notes”), (ii) repay all amounts under, and to terminate, our existing revolving credit facility (the “Existing Revolving Credit Facility”) and term loan facilities (the “Existing Term Loan Facilities”), (iii) repay certain other debt of our subsidiaries and (iv) pay related fees and other expenses.

The foregoing description of the Supplemental Indenture is not complete, and is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ABL Revolving Credit Facility

On March 3, 2016, in connection with the Spin-Off, we entered into a Credit Agreement with Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”), which consists of a revolving credit facility of $225 million with a five-year term that matures in 2021 (the “ABL Revolving Credit Facility”). The ABL Revolving Credit Facility is subject to a borrowing base based on the value of our inventory and fixed assets and that of our domestic subsidiaries Manitowoc Cranes, LLC and Grove U.S. LLC, and the value of the inventory and fixed assets of our German subsidiary, Manitowoc Crane Group Germany GmbH.

As of the completion of the Spin-Off, our ABL Revolving Credit Facility was undrawn.

The Credit Agreement contains financial covenants whereby we must maintain (a) aggregate U.S. excess availability under the ABL Revolving Credit Facility and the Securitization Facility (as defined below) of at least the greater of (i) 7.5% of the sum of the maximum amount of the ABL Revolving Credit Facility and the Securitization Facility and (ii) $22.5 million, (b) aggregate excess availability under the ABL Revolving Credit Facility and the Securitization Facility of at least the greater of (i) 10% of availability under the ABL Revolving Credit Facility and the Securitization Facility and (ii) $30 million, and (c) U.S. excess availability under the ABL Revolving Credit Facility of at least the greater of (i) 5.25% of availability under the ABL Revolving Credit Facility and the Securitization Facility and (ii) $15.75 million. In the event we do not maintain such excess availability, we will be required to comply with a fixed charge coverage ratio for the trailing twelve months of at least 1.00 to 1.00. These covenants limit, among other things, our ability to redeem or repurchase our debt, incur additional debt, make acquisitions, merge with other entities, pay dividends or distributions, repurchase capital stock and create or become subject to liens.

The foregoing description of the Credit Agreement and the ABL Revolving Credit Facility is not complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Securitization Facility

Concurrently with our entry into the Credit Agreement, and in connection with the Spin-Off, we entered into a $75 million accounts receivable securitization program (the “Securitization Facility”) with

Wells Fargo Bank, N.A., as purchaser and agent, whereby certain of our subsidiaries will sell their domestic trade accounts receivable to a wholly owned, bankruptcy-remote special purpose subsidiary and certain of their non-U.S. trade accounts receivable to a wholly owned, bankruptcy-remote foreign special purpose entity, which entities, in turn, will sell, convey, transfer and assign to a third-party financial institution (a “Purchaser”) all of the right, title and interest in and to their pool of receivables.

We will act as a servicer of the receivables and as such will administer, collect and otherwise enforce the receivables. We will be compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicer, we will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with a receivables purchase agreement. We will guarantee the obligations of the originators under the Securitization Facility, but such guaranty will not include receivables that are uncollectable as a result of credit defaults. The Purchaser will have no recourse for uncollectable receivables.

The Securitization Facility is subject to customary affirmative and negative covenants. Among other restrictions, these covenants require that we meet specified financial tests, including a springing fixed charge coverage ratio that is the same as the covenant ratios required under the ABL Revolving Credit Facility.

The foregoing description of the Securitization Facility is not complete, and is qualified in its entirety by reference to that certain Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Funding, LLC, as seller, Manitowoc ParentCo, as servicer, and Wells Fargo Bank, N.A., as purchaser and as agent, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 25, 2016, we delivered to JPMorgan Chase Bank, N.A. and J.P. Morgan Europe Limited a Notice of Prepayment and Termination relating to our Existing Revolving Credit Facility and Existing Term Loan Facilities. As a result of such notice, our Existing Revolving Credit Facility and Existing Term Loan Facilities were terminated on March 3, 2016.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Election of Directors

On March 4, 2016, in connection with the Spin-Off, Dino J. Bianco, Joan K. Chow and Cynthia M. Egnotovich resigned from our board of directors. Mr. Bianco, Ms. Chow and Ms. Egnotovich had previously been appointed as directors of Manitowoc Foodservice, and will continue to serve as such following the Spin-Off.

On March 4, 2016, in connection with the Spin-Off, Roy V. Armes and Keith D. Nosbusch resigned from our board of directors to pursue other opportunities.

On March 4, 2016, in connection with the Spin-Off, José Maria Alapont, Anne M. Cooney, C. David Myers, Barry L. Pennypacker and John C. Pfeifer joined our board of directors. More information about Mr. Alapont, Ms. Cooney, Mr. Myers, Mr. Pennypacker and Mr. Pfeifer and their appointments to our board of directors is set forth under Item 5.02 of our Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2016 and is incorporated herein by reference.

Effective as of March 4, 2015, our board of directors has three standing committees: the audit committee, the compensation committee and the governance committee. The current members of our board of directors and its committees are listed in the table below:

Director	Audit Committee	Compensation Committee	Governance Committee
José Maria Alapont	X		X
Robert C. Bohn		X	Chair
Donald M. Condon	X	Chair
Anne M. Cooney	X	X
Kenneth W. Krueger (Chairman)
Jesse A. Lynn	X		X
C. David Myers	Chair
Barry L. Pennypacker
John C. Pfeifer		X	X

Departure of Certain Officers; Appointment of Certain Officers

On March 4, 2016, in connection with the Spin-Off, Kenneth W. Krueger resigned as president and interim chief executive officer of Manitowoc ParentCo. As described above, Mr. Krueger will remain a director of Manitowoc ParentCo following the Spin-Off.

On March 4, 2016, in connection with the Spin-Off, Maurice D. Jones resigned as senior vice president, general counsel and secretary of Manitowoc ParentCo. Mr. Jones had previously been appointed as senior vice president, general counsel and secretary of Manitowoc Foodservice, and will continue to serve as such following the Spin-Off.

On March 4, 2016, in connection with the Spin-Off, Josef Matosevic resigned as senior vice president and chief operating officer of Manitowoc ParentCo. Mr. Matosevic had previously been appointed as senior vice president and chief operating officer of Manitowoc Foodservice, and will continue to serve as such following the Spin-Off.

On March 4, 2016, in connection with the Spin-Off, Mr. Pennypacker replaced Mr. Krueger as president and chief executive officer. More information about Mr. Pennypacker’s appointment is set forth under Item 5.02 of our Current Report on Form 8-K that was filed with the SEC on December 29, 2015 and is incorporated herein by reference.

On March 4, 2016, in connection with the Spin-Off, Louis F. Raymond, 49, was appointed as vice president, general counsel and secretary of Manitowoc ParentCo. Mr. Raymond joined Manitowoc ParentCo in 2004 as senior litigation counsel, and most recently served as associate general counsel. Prior to joining Manitowoc ParentCo, Mr. Raymond worked in private practice for more than 13 years at the law firm of Davis & Kuelthau, S.C., in Milwaukee, Wisconsin, where he was a shareholder in the firm. Mr. Raymond received his law degree from the University of Minnesota and his bachelor’s degree from Marquette University. There is no arrangement pursuant to which Mr. Raymond was appointed as an officer of Manitowoc ParentCo, nor are there any transactions involving Mr. Raymond requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On March 4, 2016, we issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(2.1)	Master Separation and Distribution Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(4.1)	First Supplemental Indenture, dated March 3, 2016, by and among MTW Cranes Escrow Corp., The Manitowoc Company, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

(10.1)	Transition Services Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.2)	Tax Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.3)	Employee Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.4)	Intellectual Property Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.5)	Credit Agreement, dated March 3, 2016, among Wells Fargo Bank, National Association, as administrative agent, the financial institutions from time to time party thereto, as lenders, and The Manitowoc Company, Inc., Manitowoc Cranes, LLC, Grove U.S. L.L.C., and Manitowoc Crane Group Germany GmbH, as borrowers.

(10.6)	Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Funding, LLC, as seller, The Manitowoc Company, Inc., as servicer, and Wells Fargo Bank, N.A., as purchaser and as agent.

(99.1)	Press release issued by The Manitowoc Company, Inc. on March 4, 2016, announcing the completion of the spin-off.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: March 9, 2016	By:	/s/ Louis F. Raymond
Louis F. Raymond
Vice President, General Counsel and Secretary

MANITOWOC FOODSERVICE, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of March 3, 2016

Exhibit Number	Description

(2.1)	Master Separation and Distribution Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(4.1)	First Supplemental Indenture, dated March 3, 2016, by and among MTW Cranes Escrow Corp., The Manitowoc Company, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

(10.1)	Transition Services Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.2)	Tax Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.3)	Employee Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.4)	Intellectual Property Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.5)	Credit Agreement, dated March 3, 2016, among Wells Fargo Bank, National Association, as administrative agent, the financial institutions from time to time party thereto, as lenders, and The Manitowoc Company, Inc., Manitowoc Cranes, LLC, Grove U.S. L.L.C., and Manitowoc Crane Group Germany GmbH, as borrowers.

(10.6)	Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Funding, LLC, as seller, The Manitowoc Company, Inc., as servicer, and Wells Fargo Bank, N.A., as purchaser and as agent.

(99.1)	Press release issued by The Manitowoc Company, Inc. on March 4, 2016, announcing the completion of the spin-off.